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                                                                     Exhibit 5.1

                           DRINKER BIDDLE & REATH LLP
                                ONE LOGAN SQUARE
                              18TH & CHERRY STREETS
                        PHILADELPHIA, PENNSYLVANIA 19103

February 24, 2005

Cott Corporation
207 Queen's Quay West
Suite 340
Toronto, Ontario M5J 1A7

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

      We have acted as counsel to Cott Corporation, a Canada corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), that will register 2,000,000 common shares of the Company (the "Registered Shares") issuable upon the exercise of options granted pursuant to the Corporation's 1986 Common Share Plan as amended through the date hereof (the "Plan").

      In all cases, we have assumed the legal capacity of each natural person signing any of the documents and corporate records examined by us, the genuineness of signatures, the authenticity of documents submitted as originals, the conformity to authentic original documents of documents submitted to us as copies, and the accuracy and completeness of all records and other information made available to us by the Company.

      Insofar as the opinions below relate to the laws of Ontario and the laws of Canada applicable therein, we have relied upon the opinion of Goodmans LLP, dated the date hereof and addressed to us. We express no opinion concerning the laws of any jurisdiction other than the laws of Ontario and all federal laws of Canada applicable in Ontario in effect on the date hereof.

      Based on the foregoing, and subject to the qualifications, limitations, and assumptions stated herein, in our opinion the issuance of the Registered Shares by the Company upon the exercise of options in accordance with the Plan has been validly authorized by all necessary corporate action on the part of the Company, and, upon the exercise of options in accordance with the Plan, such Registered Shares will be validly issued and fully paid and nonassessable by the Company.

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      We hereby consent to the filing of this opinion as an exhibit to the
Company's Registration Statement. In giving this consent, we do not admit that we come within the categories of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                            Very truly yours,

                                            /S/  DRINKER BIDDLE & REATH LLP

                                            DRINKER BIDDLE & REATH LLP